Exhibit (d)(8)
Execution Copy

PROSPER MARKETPLACE, INC.

AMENDED AND RESTATED VOTING AGREEMENT

May 15, 2014

PROSPER MARKETPLACE, INC.

AMENDED AND RESTATED VOTING AGREEMENT

This Amended and Restated Voting Agreement (this “Agreement”) is made as of May 15, 2014, by and among Prosper Marketplace, Inc., a Delaware corporation (the “Company”), the entities listed on Exhibit A attached hereto (each an “Investor,” and collectively the “Investors”), and the persons listed on Exhibit B hereto (each a “Founder,” and collectively the “Founders”). The Founders and the Investors are referred to herein collectively as the “Voting Parties.”

WHEREAS, the Company proposes to sell shares of the Company’s Series C Preferred Stock to the Investors pursuant to the Series C Preferred Stock Purchase Agreement dated as of May 1, 2014 (the “Purchase Agreement” and the “Financing”);

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that the holders of the Company’s Common Stock (“Common Stock”), Series A Preferred Stock (“Series A Preferred”), Series A-1 Preferred Stock (“Series A-1 Preferred”) and Series C Preferred Stock (“Series C Preferrred”) shall be entitled to elect certain members of the Company’s board of directors (the “Board of Directors”);

WHEREAS, the Founders and certain of the Investors have agreed to vote their Shares (as defined below) in connection with certain matters pursuant to that certain Amended and Restated Voting Agreement, dated September 23, 2013, between the Company, the Founders and certain Investors (the “Prior Voting Agreement”);

WHEREAS, the Company, the Founders and the Investors who are parties to the Prior Voting Agreement desire to amend and restate the Prior Voting Agreement in its entirety pursuant to Section 9(k) of that Prior Voting Agreement and to accept the rights and obligations created pursuant hereto in lieu of such previously granted rights and obligations; and

WHEREAS, as a condition to the Financing, the Voting Parties have agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as set forth herein.

1. Shares.  During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.
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2. Election of Boards of Directors.

(a) Voting. During the term of this Agreement, each Voting Party agrees to vote all Shares in such manner as may be necessary to elect (and maintain in office) a Board of Directors consisting of seven members, such members to consist of the following individuals:

(i) For so long as at least 1,000,000 shares of Series C Preferred are held by Francisco Partners III, LP, one director (the “Series C Director”) designated by Francisco Partners III, LP;

(ii) For so long as at least 1,000,000 shares of Series A Preferred are held by SC Prosper Holdings LLC, one director (the “Series A Director”) designated by SC Prosper Holdings LLC;

(iii) For so long as at least 1,000,000 shares of Series A-1 Preferred are outstanding, one director (the “Series A-1 Director”) designated by the holders of a majority of the total number of shares of Series A-1 Preferred;

(iv) One director (the “Common Director”) designated by the chief executive officer of the Company (the “CEO”);

(v) Two directors who have no affiliation with any officer, director or stockholder of the Company (the “Independent Directors”) designated by the holders of Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, voting together as a single class on an as-converted basis; provided that, notwithstanding the foregoing, Rajeev Date shall be permitted to serve as an Independent Director (subject to the other provisions of this Agreement) despite any affiliation with one or more stockholders of the Company; and

(vi) The CEO.

(b) Current Directors. For the purpose of this Agreement, the current directors of the Company are (i) David Golob as the Series C Director, (ii) Pat Grady as the Series A Director, (iii) Chris Bishko as the Series A-1 Director, (iv) Stephan Vermut as the Common Director, (v) Rajeev Date as an Independent Director, with the other Independent Director seat being initially vacant, and (vi) Aaron Vermut, as the CEO.

(c) Chairman of the Board. Each Voting Party agrees to take all reasonable actions necessary to cause its board designees to vote in such manner as may be necessary or desirable to appoint the Common Director as Chairman of the Board of Directors.

(d) Changes in Directors. From time to time during the term of this Agreement, Voting Parties who hold sufficient Shares to designate a director pursuant to Section 2(a) of this Agreement (or, in the case of the Common Director, the CEO) may, in their sole discretion:

(i) notify the Company in writing of an intention to remove from the Company’s Board of Directors any incumbent director who occupies a Board seat for which such Voting Parties are (or, in the case of the Common Director, the CEO is) entitled to designate the director; or
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(ii) notify the Company in writing of an intention to select a new director for election to a Board seat for which such Voting Parties are (or, in the case of the Common Director, the CEO is) entitled to designate the director (whether to replace a prior director or to fill a vacancy in such Board seat).

In the event of the removal or selection of a director under this Section 2(d), the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Shares to cause: (a) the removal from the Company’s Board of Directors of the director or directors so designated for removal and (b) the election to the Company’s Board Directors of any new director or directors so designated.

(e) Each individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

(f) The Board of Directors may establish one or more committees of the Board of Directors (each, a “Committee”) with such duties as may be delegated by the Board of Directors. Each Committee shall include the Series A Director.

3. Cumulative Voting. In the event that any stockholder of the Company exercises its right to cumulate its votes in connection with any election of directors, the Voting Parties shall coordinate their voting to ensure that the maximum number of directors is elected to the Board of Directors. In determining the maximum number of directors which may be ensured election, the parties hereto shall assume that all outstanding Shares are voted and shall assume that any Shares held by persons who are not parties to this Agreement will vote their Shares for candidates other than the directors. If less than all of the directors can be assured election, then the priority given to the Independent Directors shall be determined by a majority-in-interest of the Voting Parties.

4. Termination. This Agreement shall terminate upon the earlier of (i) the conversion of all outstanding shares of the Company’s Preferred Stock into Common Stock; (ii) such time as in the aggregate fewer than 500,000 shares of Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) are outstanding; (iii) a Liquidation Event as defined in the Certificate, other than a sale, lease or other conveyance of all or substantially all of the assets of the Company; or (iv) the agreement of the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Preferred Stock.
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5. Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Liquidation Event) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

6. Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

7. Drag Along.

(a) Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Liquidation Event” as defined in the Certificate.

(b) Actions to be Taken. In the event that (i) the holders of at least sixty percent (60%) of the shares of Common Stock then issued or issuable upon conversion of the outstanding shares of Preferred Stock (the “Selling Investors”) and (ii) the Board of Directors approve a Sale of the Company in writing, specifying that this Section 7 shall apply to such transaction, then each Voting Party hereby agrees:

(i) if such transaction requires stockholder approval, with respect to all Shares that such Voting Party owns or over which such Voting Party otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

(ii) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Voting Party as is being sold by the Selling Investors to the person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 7(c) below, on the same terms and conditions as the Selling Investors;

(iii) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 7, including without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;
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 (iv) not to deposit, and to cause their affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Voting Party or affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(vi) if the consideration to be paid in exchange for the Shares pursuant to this Section 7 includes any securities and due receipt thereof by any Voting Party would require under applicable law (A) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (B) the provision to any Voting Party of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Voting Party in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Voting Party, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Voting Party would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(c) Exceptions. Notwithstanding the foregoing, a Voting Party shall not be required to comply with Section 7(b) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(i) any representations and warranties to be made by such Voting Party in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (A) the Voting Party holds all right, title and interest in and to the Shares such Voting Party purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Voting Party in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Voting Party have been duly executed by the Voting Party and delivered to the acquirer and are enforceable against the Voting Party in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Voting Party’s obligations thereunder, shall cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;
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 (ii) the Voting Party shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(iii) the liability for indemnification, if any, of such stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to the amount of consideration paid to such Voting Party in connection with such Proposed Sale (in accordance with the provisions of the Certificate);

(iv) upon the consummation of the Proposed Sale, (A) each holder of each class or series of the Company’s stock shall receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (B) each holder of a series of Preferred Stock shall receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (C) each holder of Common Stock shall receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (D) unless the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Preferred Stock elect otherwise by written notice given to the Company at least 5 days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Liquidation Event (assuming for this purpose that the Proposed Sale is a Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; and

(v) subject to clause (iv) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock shall be given the same option.

(d) Restrictions on Sales of Control of the Company. No Voting Party shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction were a Liquidation Event), unless the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Preferred Stock elect otherwise by written notice given to the Company at least 5 days prior to the effective date of any such transaction or series of related transactions.
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8.  “Bad Actor” Matters.

(a) Representation. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that none of the “bad actor” Disqualification Events is applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean with respect to any Person any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) of the Securities Act.

(b) Covenant. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

9. Miscellaneous.

(a) Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of the Investors shall mean the holders of a majority of the Common Stock (determined on an as-converted basis) then held by the Investors.

(b) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, e-mailed, mailed, or delivered to each party as follows: (i) if to a Voting Party, at such Voting Party’s address, facsimile number or e-mail address set forth in the Company’s records, or at such other address, facsimile number or e-mail address as such Investor shall have furnished the Company in writing or (ii) if to the Company, at 101 Second Street, 15th Floor, San Francisco, CA 94105, facsimile (415) 362-7233, Attn: General Counsel, or at such other address or facsimile number as the Company shall have furnished to the Voting Parties in writing, with a copy to Bruce Deming, Covington & Burling LLP, One Front Street, San Francisco, CA 94111, facsimile: (415) 955-6551, bdeming@cov.com. All such notices and communications shall be deemed effectively given the earlier of (A) when received, (B) when delivered personally, (C) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (D) one business day after being deposited with an overnight courier service of recognized standing or (E) four days after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records shall control absent fraud or error.
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(c) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

(d) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law that would result in the application of any law other than the internal laws of the State of California.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f) Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and so all such other acts and things as may be necessary to more fully effectuate this Agreement.

(g) Entire Agreement. This Agreement and the exhibits hereto amend and restate the Prior Voting Agreement in its entirety and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

(h) Grant of Proxy. Upon the failure of any Voting Party to vote their Shares in accordance with the terms of this Agreement, such Voting Party hereby grants to a stockholder designated by the Board of Directors of the Company a proxy coupled with an interest in all Shares owned by such Voting Party, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 9(h) is amended to remove such grant of proxy in accordance with Section 9(k) hereof, to vote all such Shares in the manner provided in Sections 2, 3, and 7 hereof.

(i) Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

(j) Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
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(k) Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, and (ii) the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Preferred Stock; provided, however, that Section 2(a)(i) may not be amended, waived, discharged or terminated without the consent of Francisco Partners III, LP; provided, further, that Section 2(a)(ii) may not be amended, waived, discharged or terminated without the consent of SC Prosper Holdings LLC; provided, further, that Section 2(a)(iii) may not be amended, waived, discharged or terminated without the consent of the holders of a majority in interest of the outstanding shares of Series A-1 Preferred; provided, further, that Section 2(a)(v) may not be amended, waived, discharged or terminated, unless such amendment is solely to permit an additional series of Preferred Stock to vote on the Independent Directors or to increase the number of Independent Directors, without the consent of the holders of a majority in interest of the outstanding shares of each of the Series A Preferred, Series B Preferred and Series C Preferred. Any such amendment, waiver, discharge or termination effected in accordance with this Section 9(k) shall be binding upon each Voting Party that has entered into this Agreement.

(l) No Waiver. The failure or delay by a party to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(m) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court shall replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(n) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(signature page follows)
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The parties have executed this Amended and Restated Voting Agreement as of the date first above written.

PROSPER MARKETPLACE, INC.,
a Delaware corporation
/s/ Aaron Vermut
Signature of Authorized Signatory
Aaron Vermut, CEO
Name and Title of Authorized Signatory
FOUNDERS:

Name of Founder

Signature of Authorized Signatory

Name and Title of Authorized Signatory

Name of Founder

Signature of Authorized Signatory

Name and Title of Authorized Signatory

[Signature Page to Amended and Restated Voting Agreement]

INVESTORS:

FRANCISCO PARTNERS III, L.P.
By: FRANCISCO PARTNERS GP III, L.P., its General Partner By: FRANCISCO PARTNERS GP III MANAGEMENT, LLC, its General Partner

By:	/s/ David Golob
Name:	David Golob
Title:	Partner

[Signature Page to Amended and Restated Voting Agreement]

FRANCISCO PARTNERS PARALLEL FUND III, L.P.
By: FRANCISCO PARTNERS GP III, L.P., its General Partner By: FRANCISCO PARTNERS GP III MANAGEMENT, LLC, its General Partner

By:	/s/ David Golob
Name:	David Golob
Title:	Partner

[Signature Page to Amended and Restated Voting Agreement]

Institutional Venture Partners XIV, L.P.

By: Institutional Venture Management XIV LLC
Its: General Partner

By:	/s/ Institutional Venture Partners XIV, L.P.
Managing Director

Address: 3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

 [Signature Page to Amended and Restated Voting Agreement]

PHENOMEN VENTURES LP By: Phenomen Ventures Management Its: General Partner
/s/ Dmitry Falkovich
Dmitry Falkovich, Director

[Signature Page to Amended and Restated Voting Agreement]

FS VENTURE CAPITAL LLC
By:	/s/ Raj Date
Name:	Raj Date
Title:	Managing Partner

[Signature Page to Amended and Restated Voting Agreement]

SC Prosper Holdings LLC

By:	/s/ Patrick Grady
Name:	Patrick Grady
Title:	Member & Authorized Signatory

/s/ Stephan Vermut
STEPHAN VERMUT

/s/ Ron Suber
RON SUBER

/s/ Aaron Vermut
AARON VERMUT

Merlin Acorn LP

By:	/s/ Stephan Vermut
Name:	Stephan Vermut
Title:	General Partner

[Signature Page to Amended and Restated Voting Agreement]

Draper Fisher Jurvetson Fund X, L.P.

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Director
Date:

Draper Fisher Jurvetson Partners X, LLC

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Member
Date:

Draper Associates Riskmasters Fund, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member
Date:

Address: 2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone: (650) 233-9000
Fax: (650) 233-9233

Draper Associates Riskmasters Fund III, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member
Date:

Address: 2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone: (650) 233-9000
Fax: (650) 233-9233

[Signature Page to Amended and Restated Voting Agreement]

IDG-ACCEL CHINA GROWTH FUND III L.P.
By: IDG-Accel China Growth Fund III Associates L.P., its General Partner By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ IDG-Accel China Growth Fund III L.P.
Name:
Title:	Authorized Signatory

IDG-ACCEL CHINA III INVESTORS L.P.
By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ IDG-Accel China III Investors L.P.
Name:
Title:	Authorized Signatory

[Signature Page to Amended and Restated Voting Agreement]

CROSSLINK VENTURES VI, L.P. By: Crosslink Ventures VI Holdings, L.L.C., its General Partner
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

CROSSLINK VENTURES VI-B, L.P. By: Crosslink Ventures VI Holdings, L.L.C., its General Partner
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

OFFSHORE CROSSLINK VENTURES VI UNIT TRUST By: Crosslink Ventures VI Holdings, L.L.C., Investment Manager
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

[Signature Page to Amended and Restated Voting Agreement]

CROSSLINK BAYVIEW VI, L.L.C.
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

CROSSLINK CROSSOVER FUND VI, L.P. By: Crossover Fund VI Management, L.L.C., Its General Partner
By:	/s/ Mihaly Szigeti

Date:	April 29, 2014

[Signature Page to Amended and Restated Voting Agreement]

BENCHMARK CAPITAL PARTNERS V, L.P.
as nominee for
Benchmark Capital Partners V, L.P.
Benchmark Founders’ Fund V, L.P.
Benchmark Founders’ Fund V-A, L.P
Benchmark Founders’ Fund V-B, L.P.
and related individuals

By: Benchmark Capital Management Co. V, L.L.C.
its general partner

By:	/s/ Benchmark Capital Partners V, L.P.
Managing Member
Date:	April 30, 2014

[Signature Page to Amended and Restated Voting Agreement]

QED FUND I, L.P.
By:	/s/ Nigel Morris
Name: Nigel Morris Title: Managing Partner Date:
Address:	311 Cameron Street Alexandria, VA 22314

[Signature Page to Amended and Restated Voting Agreement]

MERITECH CAPITAL PARTNERS III L.P. By: Meritech Capital Associates III L.L.C. its General Partner By: Meritech Management Associates III L.L.C. a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a managing director
Date:	April 29, 2014

MERITECH CAPITAL AFFILIATES III L.P. By: Meritech Capital Associates III L.L.C. its General Partner By: Meritech Management Associates III L.L.C. a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a managing director
Date:	April 29, 2014

[Signature Page to Amended and Restated Voting Agreement]

DAG VENTURES III-QP, L.P.
By: DAG Ventures Management III, LLC, its General Partner

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES III, L.P.
By: DAG Ventures Management III, LLC, its General Partner

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES GP FUND III, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES I-N, LLC
By: DAG Ventures Management, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

[Signature Page to Amended and Restated Voting Agreement]

DAG VENTURES III-O, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES III-Q, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

[Signature Page to Amended and Restated Voting Agreement]

Accel IX L.P. By: Accel IX Associates L.L.C. Its General Partner
By:	/s/ Accel IX L.P.
Attorney in Fact
Date:

Accel IX Strategic Partners L.P. By: Accel IX Associates L.L.C. Its General Partner
By:	/s/ Accel IX Strategic Partners L.P.
Attorney in Fact
Date:

Accel Investors 2005 L.L.C.
By:	/s/ Accel Investors 2005 L.L.C.
Attorney in Fact
Date:

James W. Breyer 2005 Trust Dated 3/22/2005
By:	/s/ James W. Breyer 2005 Trust Dated 3/22/2005

Name:

Title:

Date:

[Signature Page to Amended and Restated Voting Agreement]

Agilus Ventures IV, Limited Partnership
By:	Agilus Ventures Advisors IV Limited Partnership
its General Partner
By:	Northern Neck Investors LLC its General Partner
By:	Volition Capital LLC, under power of attorney

By:	/s/ Larry Cheng
Name: Larry Cheng
Title: Managing Partner
Date: May 1, 2014

Agilus Ventures Principals IV, Limited Partnership
By:	Agilus Ventures Advisors IV Limited Partnership
its General Partner
By:	Northern Neck Investors LLC its General Partner
By:	Volition Capital LLC, under power of attorney

By:	/s/ Larry Cheng
Name: Larry Cheng
Title: Managing Partner
Date: May 1, 2014

[Signature Page to Amended and Restated Voting Agreement]

Omidyar Network Fund LLC
By:	/s/ Bill Barmeier

Name:	Bill Barmeier

Title:	Head of Investments

Date:

[Signature Page to Amended and Restated Voting Agreement]

TOMORROWVENTURES 2010 FUND, LLC By: Tomorrow Ventures, LLC, Its: Manager
By:	/s/ Gary B. Coursey, Jr.
Name: Gary B. Coursey, Jr. Title: Managing Member Address: 555 Bryant St., #555, Palo Alto, CA. 94301

Date:	April 30, 2014

[Signature Page to Amended and Restated Voting Agreement]

ATLANTICUS HOLDINGS CORPORATION
By:	/s/ Jeff Howard
Name: Jeff Howard
Title: President
Date: April 30, 2014

Address:

[Signature Page to Amended and Restated Voting Agreement]

ERIC & ERICA SCHWARTZ INVESTMENTS LLC
By:	/s/ Eric Schwartz

Name:	Eric Schwartz

Title:	Investment Manager

[Signature Page to Amended and Restated Voting Agreement]

Milestone Investments LP
By:	/s/ John R. Flynn
Name: John R. Flynn
Title: COO of Wicklow Capital, Inc.
Date: April 30, 2014

[Signature Page to Amended and Restated Voting Agreement]

SPECIAL CREDIT OPPORTUNITIES (OFFSHORE) MASTER, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES - SERIES A, a series of Special Credit Opportunities, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner

By:	BlackRock Financial Management, Inc., its sole member
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES - SERIES B, a series of Special Credit Opportunities, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	BlackRock Financial Management, Inc., its sole member
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) II, L.P.
By:	Special Credit Opportunities (Parallel) (GenPar) II, LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

[Signature Page to Amended and Restated Voting Agreement]

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) MASTER IV, L.P.
By:	Special Credit Opportunities (Parallel) (GenPar) IV, LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

FACULTAS FUND, L.P.,
By:	Facultas Fund (GenPar), LLC, its general partner
By:	/s/ Nugzari Jakobishvili
Name: Nugzari Jakobishvili
Title: Managing Director

[Signature Page to Amended and Restated Voting Agreement]

GLC GOF Onshore Holdings LLC
By:
Name:
Title:

Garrison Capital Equity Holdings II LLC
By:
Name:
Title:

[Signature Page to Amended and Restated Voting Agreement]

Exhibit A

INVESTORS

Francisco Partners III, L.P.

Francisco Partners Parallel Fund III, L.P.

Institutional Venture Partners XIV, L.P.

Phenomen Ventures LP

FS Venture Capital LLC

SC Prosper Holdings LLC

Merlin Acorn LP
Aaron Vermut
Ron Suber

IDG-ACCEL CHINA GROWTH FUND III L.P.
IDG-ACCEL CHINA III INVESTORS L.P.

DRAPER FISHER JURVETSON FUND X, L.P.
DRAPER FISHER JURVETSON PARTNERS X, LLC
DRAPER ASSOCIATES RISKMASTERS FUND, LLC
DRAPER ASSOCIATES RISKMASTERS FUND III, LLC

CROSSLINK VENTURES VI, L.P.
CROSSLINK VENTURES VI-B, L.P.
OFFSHORE CROSSLINK VENTURES VI UNIT TRUST
CROSSLINK BAYVIEW VI, L.L.C.

CROSSLINK CROSSOVER FUND VI, L.P.

TomorrowVentures 2010 Fund, LLC

Atlanticus Holdings Corporation

QED Fund I, L.P.

Meritech Capital Partners III L.P.

Meritech Capital Affiliates III L.P.

DAG Ventures III - QP, L.P.
DAG Ventures III, L.P.

DAG Ventures GP Fund III, LLC
DAG Ventures I-N, LLC
DAG Ventures III-O, LLC
DAG Ventures III-Q, LLC

BENCHMARK CAPITAL PARTNERS V, L.P.
as nominee for
Benchmark Capital Partners V, L.P.
Benchmark Founders’ Fund V, L.P.
Benchmark Founders’ Fund V-A, L.P.
Benchmark Founders’ Fund V-B, L.P.
and related individuals

Accel IX L.P.
Accel IX Strategic Partners L.P.
Accel Investors 2005 L.L.C.
James W. Breyer 2005 Trust Dated 3/22/2005

WS Investment Company, LLC (2005A)

The Board of Trustees of the Leland Stanford Junior University

Agilus Ventures IV Limited Partnership
Agilus Ventures Principals IV Limited Partnership
Omidyar Network Fund LLC
Edward Giedgowd
Ken Kurson
Christian A. Larsen
John-Paul P. Whelan

Milestone Investments LP

Eric and Erica Schwartz Investments LLC

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) II, L.P.
SPECIAL CREDIT OPPORTUNITIES - SERIES A
SPECIAL CREDIT OPPORTUNITIES, L.P. - SERIES B
SPECIAL CREDIT OPPORTUNITIES (OFFSHORE) MASTER, L.P.
SPECIAL CREDIT OPPORTUNITIES (PARALLEL) MASTER IV, L.P.
FACULTAS FUND, L.P.
GLC GOF Onshore Holdings LLC
Garrison Capital Equity Holdings II LLC

Exhibit B

FOUNDERS

Name and Address

Christian A. Larsen
2621 Larkin Street
San Francisco, CA 94109
e mail: chris@ripple.com

John B. Witchel
576 Eureka Street
San Francisco, CA 94114
e mail: john@circleone.com